                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Developers Diversified Realty Corporation of our reports dated April 12, 2004 relating to the financial statements of Benderson Development Company Portfolio I and Benderson Development Company Portfolio II for the year ended December 31, 2003, which appear in Developers Diversified Realty Corporation's Current Report on Form 8-K dated March 31, 2004.


/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
September 2, 2004